Exhibit 99.(N).1

VIRTUS MUTUAL FUNDS

AMENDED AND RESTATED

PLAN PURSUANT TO RULE 18f-3

under the

INVESTMENT COMPANY ACT OF 1940

INTRODUCTION

The Purpose of this Plan is to specify the attributes of the classes of shares of the funds of Virtus Mutual Funds including the expense allocations, conversion features and exchange features of each class, as required by Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). The Virtus Mutual Funds are comprised of several trusts (each a “Trust” and collectively the “Trusts”) which in turn are comprised of a number of funds (each a “Fund” and collectively the “Funds”) offering various classes of shares, all of which are listed on the attached Schedule A. In general, shares of each class will have the same rights and obligations except for one or more expense variables (which will result in different yields, dividends and, in the case of the Trusts’ non-money market portfolios, net asset values for the different classes), certain related voting and other rights, exchange privileges, conversion rights and class designation.

GENERAL FEATURES OF THE CLASSES

Shares of each class of a Fund of the Trusts shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall bear any class expenses: (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class; and (d) each class may have different exchange and/or conversion features.

ALLOCATION OF INCOME AND EXPENSES

i.	General.

The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, as defined below) of each Fund shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Fund.

ii.	Class Expenses.

Expenses attributable to a particular class ("Class Expenses") shall be limited to Rule 12b-1 and shareholder servicing fees and such other expenses as designated by the Trusts’

Treasurer, subject to Board approval and/or ratification. Class Expenses shall be allocated to the class for which they are incurred.

In the event that a particular Class Expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Fund expense and in the event a Fund expense becomes allocable as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and Board approval or ratification.

The initial determination of expenses that will be allocated as Class Expenses and any subsequent changes thereto as set forth in this Plan shall be reviewed by the Board of Trustees and approved by such Board and by a majority of the Trustees who are not "interested persons" of the Funds, as defined in the 1940 Act ("Independent Trustees").

DESIGNATION OF THE CLASSES AND SPECIFIC FEATURES

The types of classes of each of the Funds that are money market portfolios operating pursuant to Rule 2a-7 under the 1940 Act ("Money Market Funds") are: “A Shares” and “I Shares”. Types of classes of each of the other Funds may include: “A Shares”, “B Shares”, “C Shares”, “I Shares”, “R6 Shares”, and “T Shares”. To the extent that more than one class is offered by a Fund, each class of such Fund has a different arrangement for shareholder services or distribution or both, as follows:

A SHARES

A Shares are offered at net asset value plus an initial sales charge as set forth in the then current prospectuses of a Fund, except for the Money Market Funds which are offered at net asset value. The initial sales charge may be waived or reduced on certain types of purchases as set forth in the Fund's then current prospectus. In certain cases, A Shares, other than the Money Market Funds, are also offered subject to a contingent deferred sales charge (subject to certain reductions or eliminations of the sales charge as described in the applicable prospectus).

A Shares of a Fund may pay VP Distributors, LLC (the “Distributor”) Rule 12b-1 fees or shareholder servicing fees of up to 0.25%, (annualized) of the average daily net assets of the Fund's A Shares, with the exception of the Virtus Insight Government Money Market Fund, Virtus Insight Money Market Fund and Virtus Insight Tax-Exempt Money Market Fund (“Insight Money Market Funds”), each of which pays fees of up to 0.10% under a Rule 12b-1 plan and fees of up to 0.25% under a shareholder servicing plan not adopted under Rule 12b-1, and except that any funds of funds pay a Rule 12b-1 fee for that portion of the assets not invested in an underlying fund which charges a 12b-1 fee. Rule 12b-1 fees may be used for, but are not limited to, payment of compensation, including incentive compensation to securities dealers and financial institutions and organizations to obtain various distribution related and/or shareholder services for the investors in the A Shares; payment of compensation to and expenses of personnel of the Distributor who support the distribution of the A Shares; expenses related to the cost of financing or providing such financing from the Distributor’s or an affiliate’s resources in connection with the Distributor’s payment of such distribution expenses and the payment of other direct distribution costs such as the cost of sales literature, advertising and prospectuses. Shareholder services include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as the Distributor or Fund may reasonably request. Fees paid under a shareholder services plan not adopted pursuant to Rule 12b-1 may only be used for shareholder service activities. A Shares do not have a conversion feature.

B SHARES

B Shares of a Fund are offered at net asset value without the imposition of any sales charge. B Shares are also offered subject to a contingent deferred sales charge. B Shares of a Fund may pay the Distributor a fee of up to 0.25% (annualized) of the average daily net assets of the Fund’s B Shares for shareholder services as previously described and a distribution fee of up to 0.75% (annualized) of the average daily net assets of the Fund’s B Shares pursuant to a Rule 12b-1 plan (0.50% for Virtus Multi-Sector Short Term Bond Fund) for distribution related services. Distribution services include, but are not limited to, payment of compensation, including incentive compensation to securities dealers and financial institutions and organizations; payment of compensation to and expenses of personnel of the Distributor who support the distribution of the B Shares; expenses related to the cost of financing or providing such financing from the Distributor’s or an affiliate’s resources in connection with the Distributor’s payment of such distribution expenses and the payment of other direct distribution costs such as the cost of sales literature, advertising and prospectuses. B Shares will automatically convert to A Shares of a portfolio, without a sales charge, at the relative net asset values of each of such classes, not later than eight years (six years for Virtus Multi-Sector Short Term Bond Fund) from the acquisition of the B Shares. The conversion of B Shares to A Shares is subject to the continuing availability of an opinion of counsel or a ruling from the Internal Revenue Service to the effect that the conversion of shares does not constitute a taxable event under Federal income tax law.

C SHARES

C Shares of a Fund are offered at net asset value without the imposition of any sales charge. C Shares are also offered subject to a contingent deferred sales charge. C Shares of a Fund may pay the Distributor a fee of up to 0.25% (annualized) of the average daily net assets of the Fund’s C Shares for shareholder servicing activities and a distribution fee of up to 0.75% (annualized) of the average daily net assets of the Fund’s C Shares pursuant to a Rule 12b-1 plan (0.25% for Virtus Multi-Sector Short Term Bond Fund) for distribution services. C Shares do not have a conversion feature.

I SHARES

I Shares of a Fund, other than Virtus Insight Trust’s Shares, are offered at net asset value without the imposition of any sales charge, Rule 12b-1 or shareholder servicing fees.

I Shares of a Fund of Virtus Insight Trust may pay the Distributor a fee of up to 0.25% (annualized) of the average daily net assets of the Fund’s I Shares pursuant to a shareholder servicing plan for shareholder servicing activities. I Shares do not have a conversion feature.

R6 SHARES

R6 Shares of a Fund are offered at net asset value without the imposition of any sales charge, Rule 12b-1 fees, shareholder servicing fees or intermediary sub-transfer agency fees. R6 Shares do not have a conversion feature.

T SHARES

T Shares of a Fund are offered at net asset value without the imposition of a sales charge. T Shares are also offered subject to a contingent deferred sales charge. T Shares of a Fund may pay the Distributor a fee of up to 0.25% (annualized) of the average daily net assets of the Fund’s T Shares for shareholder servicing activities and a distribution fee of up to 0.75% (annualized) of the average daily net assets of the Fund’s T Shares pursuant to a Rule 12b-1 plan for distribution services. T Shares do not have a conversion feature.

VOTING RIGHTS

Each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement. Each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

EXCHANGE PRIVILEGES

Shareholders of a class may exchange their shares for shares of another Fund in accordance with Section 11(a) of the 1940 Act, the rules thereunder and the requirements of the applicable prospectuses as follows: Each class of shares of a Fund may be exchanged for the corresponding class of shares of another Fund. Shareholders of T Shares of Virtus Multi-Sector Short Term Bond Fund may exchange shares of such class for C Shares in any other Virtus Mutual Fund for which exchange privileges are available, at the relative net asset values of the respective shares to be exchanged and with no sales charge, provided the shares to be acquired in the exchange are, as may be necessary, qualified for sale in the shareholder’s state of residence and subject to the applicable requirements, if any as to minimum amount. Shareholders of one class of shares of a Fund may exchange such shares for shares of another class in the same Fund having lower fixed expenses, at the relative net asset values of the respective shares to be exchanged and with no sales charge, provided that: (a) the shares to be acquired in the exchange are, as may be necessary, qualified for sale in the shareholder’s state of residence; and (b) such exchange is permitted by the disclosure documents of the Fund.

BOARD REVIEW

The Board of Trustees shall review this Plan as frequently as it deems necessary. Prior to any material amendments(s) to this Plan (including any proposed amendments to the method of allocating Class Expenses and/or Fund expenses), The Board of Trustees, including a majority of the Independent Trustees, must find that the Plan is in the best interests of each class of shares of the affected Fund(s) individually and the affected Fund(s) as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Board of Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted: August 21, 2014

SCHEDULE A

(as of August 21, 2014)

	A Shares	B Shares	C Shares	I Shares	R6 Shares	T Shares

Virtus Equity Trust
Virtus Balanced Fund	X	X	X
Virtus Growth & Income Fund	X		X	X
Virtus Mid-Cap Core Fund	X		X	X
Virtus Mid-Cap Growth Fund	X	X	X	X
Virtus Mid-Cap Value Fund	X		X	X	X
Virtus Quality Large-Cap Value Fund	X		X	X
Virtus Quality Small-Cap Fund	X		X	X
Virtus Small-Cap Core Fund	X		X	X	X
Virtus Small-Cap Sustainable Growth Fund	X		X	X
Virtus Strategic Growth Fund	X	X	X	X
Virtus Tactical Allocation Fund	X	X	X

Virtus Insight Trust
Virtus Emerging Markets Opportunities Fund	X		X	X	X
Virtus Insight Government Money Market Fund	X			X
Virtus Insight Money Market Fund	X			X
Virtus Insight Tax-Exempt Money Market Fund	X			X
Virtus Low Duration Income Fund	X		X	X
Virtus Tax-Exempt Bond Fund	X		X	X

Virtus Opportunities Trust
Virtus Allocator Premium AlphaSector Fund	X		X	X
Virtus AlphaSector Rotation Fund	X		X	X
Virtus Alternatives Diversifier Fund	X		X	X
Virtus Bond Fund	X	X	X	X
Virtus CA Tax-Exempt Bond Fund	X			X
Virtus Disciplined Equity Style Fund	X		X	X
Virtus Disciplined Select Bond Fund	X		X	X
Virtus Disciplined Select Country Fund	X		X	X
Virtus Dynamic AlphaSector Fund	X	X	X		X
Virtus Emerging Markets Debt Fund	X		X	X
Virtus Emerging Markets Equity Income Fund	X		X	X
Virtus Emerging Markets Small-Cap Fund	X		X	X
Virtus Foreign Opportunities Fund	X		X	X	X
Virtus Global Commodities Stock Fund	X		X	X
Virtus Global Dividend Fund	X		X	X
Virtus Global Opportunities Fund	X	X	X	X
Virtus Global Premium AlphaSector Fund	X		X	X

	A Shares	B Shares	C Shares	I Shares	R6 Shares	T Shares
Virtus Global Real Estate Securities Fund	X		X	X
Virtus Greater Asia ex Japan Opportunities Fund	X		X	X
Virtus Greater European Opportunities Fund	X		X	X
Virtus Herzfeld Fund	X		X	X
Virtus High Yield Fund	X	X	X	X
Virtus International Equity Fund	X		X	X
Virtus International Real Estate Securities Fund	X		X	X
Virtus International Small-Cap Fund	X		X	X	X
Virtus Low Volatility Equity Fund	X		X	X
Virtus Multi-Sector Intermediate Bond Fund	X	X	X		X
Virtus Multi-Sector Short Term Bond Fund	X	X	X	X		X
Virtus Premium AlphaSector Fund	X		X	X	X
Virtus Real Estate Securities Fund	X	X	X	X	X
Virtus Senior Floating Rate Fund	X		X	X
Virtus Wealth Masters Fund	X		X	X